   As filed with the Securities and Exchange Commission on August 10, 2001.
                                               Registration No. 333-____________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       ________________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       ________________________________

                              PTEK HOLDINGS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                 Georgia                                      59-3074176
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                    Identification Number)

  3399 Peachtree Road, N.E., The Lenox Building, Suite 600, Atlanta, Georgia
                             30326, (404) 262-8400
   (Address, including zip code, and telephone number of principal executive offices)

                      PTEK HOLDINGS, INC. 1995 STOCK PLAN
                           (Full Title of the Plan)

                               Patrick G. Jones
                           Executive Vice President,
                Chief Financial Officer and Chief Legal Officer
                              PTEK Holdings, Inc.
                           3399 Peachtree Road, N.E.
                         The Lenox Building, Suite 600
                            Atlanta, Georgia 30326
                                (404) 262-8400
(Name, address, and telephone number, including area code, of agent for service)

                                  Copies to:
                              Janine Brown, Esq.
                               Alston & Bird LLP
                             One Atlantic Center,
                          1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424
                                (404) 881-7000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                    Proposed          Proposed
                     Title of Securities                         Amount to           Maximum          Maximum          Amount of
                       to be Registered                              Be           Offering Price     Aggregate      Registration Fee
                                                                Registered(1)       Per Share      Offering Price
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value (including rights to purchase        1,650,000          $2.95(2)         $4,867,500        $1,216.88
shares of Series C Junior Participating Preferred Stock)
------------------------------------------------------------------------------------------------------------------------------------


   (1) Consists of shares of the registrant's Common Stock that may be issued pursuant to options that may be granted under the PTEK Holdings, Inc. 1995 Stock Plan (the "Plan"). This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Plan.
   (2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457, paragraphs (h) and (c), based on the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers automated quotation system on August
       7, 2001.

          INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     Pursuant to Instruction E of Form S-8, the contents of Registration Statement Nos. 333-17593, 333-39693 and 333-52357 relating to the 1995 Stock Plan are hereby incorporated by reference.


                                   PART II.
                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.   Exhibits.

     The exhibits included as part of this registration statement are as follows:


  Exhibit Number                            Description
  --------------                            -----------

        5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

       23.1         Consent of Arthur Andersen LLP.

       23.2 Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

       24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-2).


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 10th day of August, 2001.

                                             PTEK HOLDINGS, INC.



                                             By:  /s/ Boland T. Jones
                                                  ------------------------------
                                                  Boland T. Jones
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boland T. Jones and Patrick G. Jones, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

     Signature                                Capacity                             Date
     ---------                                --------                             ----

/s/ Boland T. Jones                Chairman of the Board and                 August 10, 2001
---------------------------
Boland T. Jones                    Chief Executive Officer (Principal
                                   Executive Officer) and Director


/s/ Patrick G. Jones               Executive Vice President, Chief           August 10, 2001
---------------------------
Patrick G. Jones                   Financial Officer (Principal Financial
                                   and Accounting Officer) and Chief
                                   Legal Officer


/s/ George W. Baker, Sr.           Director                                  August 10, 2001
---------------------------
George W. Baker, Sr.


/s/ Raymond H. Pirtle, Jr.         Director                                  August 10, 2001
---------------------------
Raymond H. Pirtle, Jr.


/s/ Jeffrey A. Allred              President and Chief Operating Officer     August 10, 2001
---------------------------
Jeffrey A. Allred                  and Director


/s/ Jackie M. Ward                 Director                                  August 10, 2001
---------------------------
Jackie M. Ward


/s/ Jeffrey T. Arnold              Director                                  August 10, 2001
---------------------------
Jeffrey T. Arnold

/s/                                Director                                  August 10, 2001
---------------------------
Jeffrey M. Cunningham


/s/ Hermann Buerger                Director                                  August 10, 2001
---------------------------
Hermann Buerger


/s/ J. Walker Smith, Jr.           Director                                  August 10, 2001
---------------------------
J. Walker Smith, Jr.

                                 EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8


     Exhibit Number                       Description
     --------------                       -----------

          5.1 Opinion of Alston & Bird LLP, counsel to the registrant, as to the legality of the securities being registered.

         23.1            Consent of Arthur Andersen LLP.

         23.2            Consent of Alston & Bird LLP (included in Exhibit 5.1).

         24.1 Power of Attorney (contained on the signature pages of this registration statement at p. II-2).